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                                  EXHIBIT 10.4


                   KEY EMPLOYEE INCENTIVE COMPENSATION PROGRAM

                                FISCAL YEAR 2000

                                    CONTENTS


                            A.   Purpose

                            B.   Effective Dates

                            C.   Plan Changes

                            D.   Plan Administration

                            E.   Participation

                            F.   Overall Plan Concepts

                            G.   Procedure

                            H.   Method Of Calculation

                            I.   Changes In Status

                            J.   Interpretation Of Plan Terms


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A.    PURPOSE

      The purpose of the Key Employee Incentive Compensation Program is to encourage and reward performance which contributes to the Company's success. Financial incentives which complement base salary will be awarded to participants in the plan for achieving corporate and personal objectives.

B.    EFFECTIVE DATE

      This fiscal 2000 Plan was approved by the Board of Directors on April 20, 1999. The period April 1, 1999 through March 31, 2000 will be used for purposes of determining performance achievement and for payout calculations.

C.    PLAN CHANGES

      The Company, at its sole discretion through the Board of Directors, may amend, alter, or cancel this Key Employee Incentive Compensation Program at any time.

D.    PLAN ADMINISTRATION

      The Key Employee Incentive Compensation Program will be administered by the Plan Committee consisting of the President/CEO and the Executive Vice President/CFO with the staff support of the Human Resources Director. The role of the Plan Committee is to interpret the provisions and intent of the plan, evaluate and determine eligibility and measurement criteria, assess performance results, amend and modify the plan administration, and communicate the Plan provisions to participants, as necessary. The President/CEO will approve the final recommendations to be submitted for Board of Directors' approval.

E.    PARTICIPATION

      Eligibility in the annual incentive plan is determined by the recommendations of senior management and the approval of the President/CEO and the Board of Directors.

      1.   NEW HIRES

             (a) New hires after the beginning of the plan year who are approved as participants will have prorated incentive awards.

             (b) New hires in the final quarter (January 1 - March 31) of the plan year are not eligible to participate for that plan year.

      2. Since this is an ANNUAL plan, participation is established annually. Participants in previous year(s) are not automatically included in subsequent years. A number of factors may change from year to year, such as: business conditions, individual employee contribution, criticality of certain positions, etc.

      3. Inclusion in the plan does not constitute a guarantee of employment or specific earnings.

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F.    OVERALL PLAN CONCEPTS

      1. INCENTIVE POOL: The pre-tax profit threshold must be achieved before any funding of the incentive pool takes place. The total amount of the pool is determined by the level of achievement of both pre-tax profit and revenue goals.

      2. INCENTIVE PAYOUT: Payout occurs when the pool is funded, when the Corporate objectives are satisfactorily met and when personal performance is satisfactory.

      3. INCENTIVE AMOUNT: Individual payments are expressed as a percent of the participant's annual base pay as of March 31 prior to the plan year.

      4. TARGET INCENTIVE AWARD: Participants selected for participation in the plan will be assigned to one of several target incentive award categories. The higher the level of importance of the position to the success of the Company, the higher the percentage of target incentive award.

          For Example:

          Assume the participant is approved for a target incentive award of 15%, and the pre-tax target and INDIVIDUAL personal targets are met at exactly 100%, then the participant's performance incentive will be 15% of his/her annual base salary (as of March 31, prior to the beginning of the plan year). If the target is not met at 100%, but within the threshold of the target, the payout will be reduced. If the target and the individual performance are exceeded to the outstanding level the payout could reach 150% of target award. In the above example that would be 22.5% of annual base salary (15% x 150%).

G.    PROCEDURE

      The employee selected for inclusion in this Key Employee Incentive Compensation Program will be notified in writing and provided a copy of the corporate pre-tax profit target and revenue target. Any changes in the plan or the measurement criteria must be approved in writing by the President/CEO and the Board of Directors.

      Payment will be subject to ordinary deductions, such as FICA, SDI, and income taxes. No other deduction will be made.

      Payment, when earned, will be made as soon as administratively possible, generally not later than 75 days after the end of the plan year.

H.    METHOD OF CALCULATION

      1.     ESSENTIAL ELEMENTS OF CALCULATION

             (a) INCENTIVE POOL FUNDING: The pool is funded when the corporate pre-tax profit threshold is met. If the profit is below the established threshold, the pool will NOT be funded. If the profit and revenue objectives are met just at threshold, the pool will be funded at 23.2%. If the objectives are met at 100%, the pool will be funded at 100%. If the objectives are exceeded to the OUTSTANDING level, the pool will be funded at 150%.

             (b) PERSONAL CONTRIBUTION MODIFIER: Each participant's payout can be modified based on individual contribution to Exar's success. The personal objectives are related to the participant's critical job responsibilities and are linked directly to departmental or corporate objectives. The payout can be modified (increased/decreased) based on appraisal by appropriate managers and approved by the President/CEO and by the Board.

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2.     EXAMPLES

                                                                             Example 1             Example 2
                                                                             ---------             ---------
       Employee's annual base salary (3/31/00)                               $  90,000               $  70,000

       Target Incentive Award                                          20%     (18,000)         15%    (10,500)

               Pre-Tax Profit                                        ($9.0M)      51.1%       ($9.0M)     51.1%
               Revenue                                                ($82M)      62.5%      ($82.0M)     62.5%
               Combined Pool Funding Factor                                      113.6%                  113.6%

               Personal Contribution Modifier                                       95%                    120%

                                                      Total Indiv.          Target Incentive             Incentive
             Corp                  Personal          Award Modifier               Award                   Payment
             ----                  --------          --------------              ------              ------------------
             Example 1:

             113.6%          X        95%       =   107.92%             X       $ 18,000        =        $19,425.60

             Example 2:

             113.6%          X       120%       =   136.32%             X       $ 10,500        =        $14,313.60

I.    CHANGES IN STATUS

      1. Participants who give notice of termination or who terminate employment, voluntarily or involuntarily, prior to the date of payout are not eligible for payment.

      2. Participants who retire or become totally disabled during the plan year will receive the eligible award payment on a prorated basis.

      3. If a participant dies during the plan year the employee's beneficiary will receive the entire eligible payment.

      4. Employees who, during the plan year, are promoted to incentive eligible positions and are approved by the President and the Board of Directors for inclusion in the Plan may receive payments on a prorated basis. Employees promoted into incentive eligible positions in the last quarter of the plan year are not eligible in that year.

      5. Rehired employees who were previously eligible as a participant in this Plan must be approved as any other new participant.

J.    INTERPRETATION OF PLAN TERMS

      The Plan Committee, with the approval of the Board of Directors, is responsible for the interpretation of this plan. Any resolution or dispute regarding eligibility, determination of procedures, measurements, or awards is the sole responsibility of the Plan Committee with Board of Directors' approval.

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